UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Items of Business

1. To elect to the Board of Directors the four nominees set forth in the accompanying proxy materials each to serve until the next Annual Meeting of the Stockholders of the Company that coincides with the expiration of such members’ applicable terms and until their successors are duly elected and qualified.

2. To ratify the appointment of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3. To approve, pursuant to Nasdaq listing rules, the repricing of certain existing warrants of the Company (the “Warrant Repricing Proposal”).

4. To transact such other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Annual Meeting Details
You can vote if you are a stockholder of record as of the close of business on May 17, 2024.

The Annual Meeting of Stockholders will be held in a virtual format only, via live webcast at www.virtualshareholdermeeting.com/MNTS2024.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to post these materials on the internet, which enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

By order of the Board of Directors,

Paul Ney
Chief Legal Officer and Corporate Secretary
[•], 2024
Date and Time June 25, 2024 9:00 a.m. pacific time

Where Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2024

Your Vote is Important
Please carefully review the proxy materials and follow the instructions below to cast your vote as soon as possible in advance of the Annual Meeting.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning on or about [•], 2024.

VOTE ONLINE By June 24, 2024 www.proxyvote.com

VOTE BY PHONE By June 24, 2024 1-800-690-6903

VOTE BY MAIL By June 24, 2024 Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

VOTE DURING THE MEETING Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2024

3901 N. First Street
San Jose, California 95134
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2024
AT 9:00 A.M. PACIFIC TIME
GENERAL INFORMATION
When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about [•], 2024, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023, or the Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to submit your proxy or voting instructions through the internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report is available on the Investor Relations section of our website at https://investors.momentus.space/financial-information/annual-reports.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability of Proxy Materials will be mailed to holders of record and beneficial owners of our common stock starting on or around [•], 2024. The Notice of Internet Availability of Proxy Materials will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report, on the website referred to in the Notice of Internet Availability of Proxy Materials or, alternatively, how to request a copy of the proxy materials, including a proxy card, by mail. The Notice of Internet Availability of Proxy Materials will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials for future stockholder meetings in printed form by mail, or electronically by email, on an ongoing basis. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability of Proxy Materials, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this document.
Who is soliciting my vote?
The Board of Directors of Momentus Inc. is soliciting your vote for the 2024 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?
The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on May 17, 2024.
How many votes can be cast by all stockholders?
A total of [•] shares of common stock of the Company were outstanding on the record date for the Annual Meeting and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•
By Internet. If you received the Notice of Internet Availability of Proxy Materials or a printed copy of the proxy materials, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. You may vote via internet website address at www.proxyvote.com. Votes by internet must be submitted by 11:59 p.m. eastern time on June 24, 2024.

•
By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. You may vote via telephone at 1-800-690-6903. Votes by telephone must be submitted by 11:59 p.m. eastern time on June 24, 2024.

•
By Mail. If you received a printed copy of the proxy materials, complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope provided or return your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s Board of Directors, FOR the ratification of the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and FOR the Warrant Repricing Proposal, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed, or otherwise receive or obtain, a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by June 24, 2024.

•
By Internet at the Annual Meeting. You may also vote in person virtually by attending the meeting at www.virtualshareholdermeeting.com/MNTS2024. To attend the Annual Meeting and vote your shares, you must register in advance at www.virtualshareholdermeeting.com/MNTS2024 no later than 11:59 p.m. eastern time on June 24, 2024 and provide the control number located on your Notice of Internet Availability of Proxy Materials or proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering at www.virtualshareholdermeeting.com/MNTS2024. In order to attend the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/MNTS2024 no later than 11:59 p.m. eastern time on June 24, 2024 and provide the control number located on your Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. The webcast will start at 9:00 a.m. pacific time on June 25, 2024.

What are the Board of Directors’ recommendations on how to vote my shares?
The Board of Directors recommends a vote:
Proposal 1: FOR election of the two Class II director nominees and the two Class III director nominees (page 7).
Proposal 2: FOR ratification of the selection of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm (page 27).
Proposal 3: FOR the Warrant Repricing Proposal (page 31).
Who pays the cost for soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies. The Company may also engage a third party proxy solicitor whose services would be paid by the Company.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.
If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/MNTS2024. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.
Note that under New York Stock Exchange, or NYSE, rules that apply to voting by nominees, which apply to Nasdaq listed companies, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the Annual Meeting, that firm has the discretion to vote your shares on proposals that NYSE has determined are routine. Such firm will not have the discretion to vote your shares on proposals that NYSE has determined are non-routine. For purposes of the proposals in this proxy statement, the election of director nominees is a non-routine matter, and the appointment of an independent registered public accounting firm is a routine matter. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.
Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Company’s Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a one-third of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
What vote is required to approve each item and how are votes counted?
Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the Annual Meeting. The tabulators will count all votes FOR, AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Proposal 1—Election of two Class II and two Class III director nominees
The four nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:
•	vote FOR all nominees;
•	vote FOR one or more nominees and WITHHOLD from other nominees; or
•	WITHHOLD your vote from all nominees.
Votes that are withheld will not be included in the vote tally for the election of the director.
Proposal 2—Ratification of the selection of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024
To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.
Proposal 3—The Warrant Repricing Proposal
To approve Proposal 3, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the approval of the Warrant Repricing Proposal, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 3. We believe that the Warrant Repricing Proposal involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote in it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

If there are insufficient votes to approve Proposals 1, 2, or 3, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Could other matters be decided at the Annual Meeting?
The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 9:00 a.m. pacific time on June 25, 2024 and will remain available until the Annual Meeting has ended.
What are the implications of being an “emerging growth company” and “smaller reporting company”?
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) following the fifth anniversary of the closing of our initial public offering; or (ii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.
Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Who should I contact if I have any additional questions?
If you hold your shares directly, please contract an investor relations representative at investors@momentus.space. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Proposal 1 - Election of Directors
The Board of Directors has nominated the following individuals for election as Class II directors of the Company’s Board of Directors to serve until the 2026 Annual Meeting and until his successor is elected and qualified or until the individual’s earlier of death, resignation, or removal:
Chris Hadfield
John C. Rood
Additionally, the Board of Directors has nominated the following individuals for election as Class III directors of the Company’s Board of Directors to serve until the 2027 Annual Meeting and until his or her successor is elected and qualified or until the individual’s earlier of death, resignation, or removal:
Linda J. Reiners
Victorino G. Mercado
Each of the above individuals is currently serving as a director of the Company. Biographical information for each nominee is contained in the “Board of Directors and Corporate Governance” section below.
Because the Company was unable to hold its Annual Meeting of Stockholders in 2023, this year’s Annual Meeting will include the election of the two Class II directors of the Company’s Board of Directors and the two Class III directors of the Company’s Board of Directors.
The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board of Directors recommends.
Vote Required
The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
The primary responsibilities of the Board of Directors are to provide oversight, strategic guidance, counseling and direction to the Company’s management. When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board to satisfy its oversight responsibilities effectively in light of its business and structure, the board will focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business. The board is divided into three classes, with members of each class serving staggered three-year terms. The board held 22 meetings in the 2023 fiscal year, and all directors attended at least 75% of the board meetings.
The following table sets forth information with respect to our current directors:
Name	Age	Class	Current Term Expires	Position	Committee Membership
					Audit	Compensation	Disclosure	Nominating and Corporate Governance	Security
Chris Hadfield	64	II	2024	Director		•	•	•
Brian Kabot	46	I	2025	Director		*
Mitchel B. Kugler	63	I	2025	Director	•	•	*
Victorino G. Mercado	63	III	2024	Security Director				*	*
Kimberly A. Reed	53	I	2025	Director	•			•
Linda J. Reiners	64	III	2024	Lead Independent Director	*
John C. Rood	55	II	2024	Chairperson and CEO			•
* = Chairperson
• = Member
•	Class I consists of Brian Kabot, Mitchel B. Kugler and Kimberly A. Reed, whose terms will expire at the Company’s 2025 annual meeting of stockholders;
•	Class II consists of Chris Hadfield and John C. Rood, whose terms will expire at the Company’s 2024 annual meeting of stockholders; and
•	Class III consists of Linda J. Reiners and Victorino G. Mercado, whose terms will expire at the Company’s 2024 annual meeting of stockholders.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. Directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the Company’s voting stock.
Because the Company was unable to hold its Annual Meeting of Stockholders in 2023, this year’s Annual Meeting will include the election of the two Class II directors of the Company’s Board of Directors and the two Class III directors of the Company’s Board of Directors.
Nominees for Election to a Two-Year Term Expiring at the 2026 Annual Meeting
Chris Hadfield. Mr. Hadfield has served as an independent director of the Momentus Board of Directors since August 2021 and as a member on the Compensation Committee, Nominating and Corporate Governance Committee, and Disclosure Committee. Mr. Hadfield currently serves as the Chief Executive Officer of Chris Hadfield Inc., a promotional and investment company, which he founded in July 2013. He is a retired astronaut, engineer and former pilot in the Royal Canadian Air Force, from which he retired as a colonel. He has served on three space flights, becoming the first Canadian to walk in space in 2001 and serving as Commander of the

International Space Station in 2013. In his career as an astronaut, Mr. Hadfield has served in numerous senior roles related to advanced research and technology development and worked closely with Canadian, U.S., and Russian space agencies. Mr. Hadfield’s military career includes roles as a fighter pilot for the Canadian Armed Forces and the North American Aerospace Defense Command (NORAD), and a test pilot for the U.S. Air Force, U.S. Navy, and NASA. He received a B.S. degree in Mechanical Engineering from the Royal Military College in Kingston, Ontario, and an M.S. degree in Aviation Systems from the University of Tennessee.
John C. Rood. Mr. Rood has served as Momentus’ Chief Executive Officer (CEO) and Chair of its Board of Directors since August 2021. From May 2020 to August 2021, Mr. Rood served as Chief Executive Officer at John C. Rood and Associates LLC, where he assisted clients in creating strategies for growth, market analysis, capturing new business and managing customer relationships. From April 2020 until August 2021, Mr. Rood served as an associate at SMA, Inc., a consulting firm which advises clients on initiatives and strategies for growth, assists with business growth, and execution of programs. From July 2020 to August 2022, Mr. Rood served as Security Director on the Board of Directors of Radisson Hospitality Inc. and became Chair of the Board in September 2020 until August 2022. Mr. Rood has served on the Board of Directors of Hitachi Vantara Federal since August 2021. From January 2018 to February 2020, Mr. Rood served as the Undersecretary of Defense for Policy in the U.S. Department of Defense. In this role, he served as the principal advisor to the Secretary of Defense for defense policy and led the formulation and coordination of national security policy within the Department of Defense. From June 2014 to January 2018, Mr. Rood worked at Lockheed Martin, first from June 2014 to March 2016 as Vice President for Corporate Domestic Business Development and later from March 2016 to January 2018 as Senior Vice President for Lockheed Martin International. Prior to joining Lockheed Martin, Mr. Rood was Vice President for U.S. Business Development at the Raytheon Company from March 2009 to June 2014. From September 2007 to January 2009, he served as Acting Undersecretary for Arms Control and International Security, and from October 2006 to September 2007, he served as the Assistant Secretary for International Security and Nonproliferation in the U.S. Department of State. Mr. Rood holds a B.S. degree in Economics from Arizona State University.
Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting
Linda J. Reiners. Ms. Reiners has served as an independent director of the Momentus Board of Directors since August 2021 and the chair of the Audit Committee. Ms. Reiners is the owner of Casablanca Teas, LLC, a company she founded in April 2016. From January 2014 to April 2016, Ms. Reiners led Corporate Strategic Ventures and served as Chief Operating Officer and a director for U.K. Seabed Resources, a wholly owned subsidiary of Lockheed Martin UK, in partnership with the U.K. Department for Business, Energy and Industrial Strategy. Prior to this, Ms. Reiners served in various executive positions at Lockheed Martin Space Systems for more than 20 years, including most recently as President of Space Commercial Ventures (July 2012 to January 2014), Vice President of Strategy and Business Development (January 2008 to July 2012), Vice President of Missile Defense (January 2004 to January 2008), and Vice President of Finance and Business Operations at the Space Systems Company (September 1999 to January 2004). Ms. Reiners holds a B.S. degree in Political Science from the University of Idaho and earned a M.S. degree as a Sloan Fellow from the Stanford Graduate School of Business.
Victorino G. Mercado. Mr. Mercado has served as an independent director of the Momentus Board of Directors since August 2021, as chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Compensation Committee. In addition to serving as an independent director and Security Director for Momentus, Mr. Mercado is a Partner, and IBM Federal Consulting’s Leader for Navy and Marine Corps Strategic Growth and a Special Advisor to the Board of Directors of Ocean Power Technologies, Inc. He is also Chairman of the Board for the non-profit USS TELESFORO TRINIDAD (DDG-139) Commissioning Committee. Mr. Mercado served as Assistant Secretary of Defense for Strategy, Plans, and Capabilities from July 2019 to January 2021, after being confirmed by the U.S. Senate. In this role, he was a principal advisor to the Department on national security and defense strategies, and the plans and future capability investments required to implement the strategies. Prior to serving in the Department of Defense as a senior defense civilian, Mr. Mercado served 35 years in the U.S. Navy and retired as a two-star Admiral. He held a number of senior operational and staff positions, including Director of Maritime Operations of the U.S. Pacific Fleet, Director of the Assessments Division in the Office of the Chief of Naval Operations and Commander of Carrier Strike Group Eight. One of Mr. Mercado’s shore tours was with the Navy’s engineering and acquisition community as the command, control, communications and intelligence warfare systems engineering manager for the AEGIS Program Manager. He brings a rich background in security from the tactical to the strategic level, and is also a National Association of Corporate Directors (NACD) Certified Director.
Directors Continuing in Office Until the 2025 Annual Meeting
Brian Kabot. Mr. Kabot has served as an independent director of the Momentus Board of Directors since August 2021 and as the chair of the Compensation Committee. Mr. Kabot has over 21 years of principal investing experience and has served as a Senior Advisor to Sterling Partners since mid-2021. Sterling Partners is a diversified investment management platform founded in 1983 and based in Chicago. Prior to joining Sterling, Mr. Kabot was the Chief Investment Officer of Stable Road Capital, a single-family office investment vehicle based in Los Angeles, California, since July 2017 and continues to work with them as a consultant. In July 2019, Mr. Kabot was named a Strategic Advisor to The Cannabis ETF (NYSE: THCX), a newly launched cannabis-oriented exchange-traded fund managed by Innovation Shares LLC. From December 2018 until December 2020, Mr. Kabot had been a director of the Treehouse Real Estate Investment Trust, a private real estate investment trust, where he served as the Chairman of the Investment Committee. Mr. Kabot has also served on the board of directors of Old Pal, LLC, a private cannabis brand company, since June 2018, and on the board of directors of Grenco Science LLC, a private developer of portable vaporizers, since July 2019. From May 2016 to July 2017, Mr. Kabot was the Director of Research at Eschaton Opportunities Fund Management LP, a management company for two global value hedge funds. From January 2011 to April 2016, Mr. Kabot served as a partner and Deputy Portfolio Manager of Riverloft Capital Management L.P., a management company for an event-driven hedge fund. From March 2009 to December 2010, he served as a managing director at Gulf Coast Capital, a single-family office investment vehicle. From August 2006 to January 2009, Mr. Kabot ran the industrials, materials, and energy vertical for Sun Capital Partners’ cross cap structure/activist hedge fund. From February 2005 to July 2006, he served as a senior analyst at Reservoir Capital Group. Mr. Kabot also worked as an associate at Questor Management Company from May 2003 to February 2005, where he focused on acquiring distressed and bankrupt companies in the industrials, materials and energy sectors. From June 2000 to April 2003, Mr. Kabot served as an analyst in the merchant banking partners group at Donaldson, Lufkin & Jenrette. Mr. Kabot received a Bachelor of Science in Hotel and Restaurant Administration from Cornell University.
Mitchel B. Kugler. Mr. Kugler has served as an independent director of the Momentus Board of Directors since August 2021, as chair of the Disclosure Committee and as a member of the Audit Committee and the Compensation Committee. Since April 2020, Mr. Kugler has served as Managing Partner of Haystack Strategy Partners, a provider of growth strategies, market analytics and competitive assessments to the aerospace and defense, technology and financial sectors, and since August 2020, he has also served as Senior Advisor to McKinsey & Company, a management consulting firm. From June 2009 to April 2020, Mr. Kugler served as Vice President of Corporate Strategy of Raytheon Company (NYSE: RTX), a major provider of defense capabilities and services across the entire A&D sector. Prior to this, Mr. Kugler led Advocacy Integration for The Boeing Company’s defense sector and served as Director of Strategic Initiatives for Boeing’s Missile Defense Systems business from January 2002 to June 2009. From 1992 to 2002, Mr. Kugler served in various senior staff positions in the United States Senate. Mr. Kugler holds a B.S. degree in Economics from the United States Military Academy at West Point and a M.A. degree in National Security Policy Studies from Georgetown University.
Kimberly A. Reed. Ms. Reed has served as an independent director of the Momentus Board of Directors since August 2021, and is a member of the Audit Committee and Nominating and Corporate Governance Committee. Ms. Reed also has served as an external director of Takeda Pharmaceutical Co Ltd (TSE: 4502; NYSE: TAK) Board of Directors since June 2022, an independent director of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI) Board of Directors since March 2023 and a Council on Competitiveness Distinguished Fellow since February 2021. From May 2019 to January 2021 — after being confirmed by the U.S. Senate on a strong bipartisan basis — Ms. Reed served as Chairman of the Board of Directors, President, and CEO of the Export-Import Bank of the United States, the nation’s official $135 billion export credit agency, where she worked to help companies succeed in the competitive global marketplace. She previously served as President of the International Food Information Council Foundation where she focused on agriculture, nutrition, and health issues; Senior Advisor to U.S. Treasury Secretaries Henry Paulson and John Snow; CEO of the

Community Development Financial Institutions Fund; and Counsel to three committees of the U.S. Congress where she conducted oversight and investigations. Ms. Reed also currently serves on the American Swiss Foundation Board of Directors, Hudson Institute’s Alexander Hamilton Commission on Securing America’s National Security Innovation Base, Krach Institute for Tech Diplomacy at Purdue Advisory Council, and Indiana University School of Public Health-Bloomington Dean’s Alliance. She received the U.S. Department of Defense’s highest civilian award — the Medal for Distinguished Public Service — and is life member of the Council on Foreign Relations. She holds a J.D. from West Virginia University College of Law and a B.S. in biology and B.A. in government from West Virginia Wesleyan College, and is a National Association of Corporate Directors (NACD) Certified Director.

Corporate Governance
Director Composition
As illustrated by the director biographies on the previous pages, our board is made up of a diverse group of leaders with substantial experience in their respective fields. We believe that diversity in our board’s composition, skills, qualifications and experiences contributes to an effective and well-functioning board. As such, we believe that the board possesses the necessary qualifications to provide effective oversight and insightful strategic guidance for the Company.
We regularly review our board’s composition to identify the skills needed for our Company both in the near term and into the future. We highly value diversity in composition, experience and skills in evaluating and recommending new directors for our board. Ongoing strategic board succession planning assures that the board continues to maintain an appropriate mix of objectivity, skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of more experienced directors.
Director Independence
Each of the directors on the Board of Directors, other than John C. Rood, qualifies as an independent director, as defined under Nasdaq listing rules, and the board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the Audit Committee, as discussed below.
Stock Ownership Guidelines
The Board of Directors believes that it is in the best interests of the Company and its shareholders that directors and executive officers have a meaningful proprietary stake in the Company so that their interests are aligned with the interests of shareholders. Accordingly, the board has adopted Stock Ownership Guidelines applicable to our non-employee directors and our executive officers. Our Stock Ownership Guidelines are administered by the Compensation Committee.
Under our Stock Ownership Guidelines, nonemployee directors, the Chief Executive Officer and all other executive officers of the Company are expected to hold stock in accordance with the below table.
Board Members	Five times the individual’s annual cash retainer (not including any chair, lead independent director, committee or committee chair service retainers)
Chief Executive Officer	Five times the individual’s annual base salary
All Other Executive Officers	Three times the individual’s annual base salary
Under our Stock Ownership Guidelines, each director and officer is required to achieve the applicable stock ownership level within five years of first becoming subject to the Stock Ownership Guidelines. If an individual becomes subject to a greater ownership amount due to promotion or an increase in base salary, such individual is expected to meet the higher ownership amount within the later of the original period or three years from the effective date of such promotion or increase in base salary.
Hedging Prohibitions
Our Insider Trading Policy prohibits our directors, officers, employees or designated contractors from purchasing any financial instruments, including variable forward contracts, equity swaps, collars or exchange funds, or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the Company’s securities.
Communications with the Board
Any matter intended for the board, or for any individual member of the board, should be directed to Momentus Inc., 3901 N. First Street, San Jose, California 95134, Attention: Corporate Secretary, with a request to forward the communication to the intended recipient. In general, any stockholder communication delivered to the Company for forwarding to board members will be forwarded in accordance with the stockholder’s instructions. The Company reserves the right not to forward to board members any abusive, threatening or otherwise inappropriate materials.
Board Leadership Structure
The board has determined that it should maintain the flexibility to select the Chair of the Board of Directors of the Company and adjust its board leadership structure based on circumstances existing from time to time and based on criteria that are in the Company’s best interests and the best interests of our stockholders, including the composition, skills, diversity and experience of the board and its members, specific challenges faced by the Company or the industry in which we operate and governance efficiency. The board has adopted Corporate Governance Guidelines, which provides for the appointment of a lead independent director at any time when the Chairperson is not independent. As Mr. Rood, our Chief Executive Officer, is the Chairperson of the board, the board has appointed Linda J. Reiners as lead independent director.
Security Director
Under our National Security Agreement (the “NSA”), which terminated effective January 29, 2024, the board includes a director who is approved by the CFIUS Monitoring Agencies. When the NSA was in effect, this director, referred to as the “Security Director,” had a fiduciary duty, to the extent consistent with his or her fiduciary duties to the Company and its stockholders under Delaware law, to the U.S. government. The Security Director served as the primary liaison between the Board of Directors and the CFIUS Monitoring Agencies and had authority to oversee compliance with the NSA. To the extent that the Security Director believed that a conflict of interest was reasonably likely to exist between her or his fiduciary duties under Delaware law to the Company and/or its stockholders and to the CFIUS Monitoring Agencies, the Security Director was required to promptly inform the CFIUS Monitoring Agencies of such conflict. The Security Director is the sole member of the Security Committee of the Board of Directors.
In addition to the responsibilities above, the Security Director has the following responsibilities under the NSA:
•
Provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters related to the Company’s governance and compliance with the NSA;

•
Consult with the CFIUS Monitoring Agencies on nominations to the board and exercise this authority in the Security Director’s sole discretion, subject to such consultation with the CFIUS Monitoring Agencies; and

•
Serve as the primary liaison between the board and the CFIUS Monitoring Agencies and provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters relating to the Company’s governance and compliance with the NSA.

Our second amended and restated certificate of incorporation provides that the Security Director may only be removed for cause and with the approval of the CFIUS Monitoring Agencies and at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors voting as a single class.
Board Role in Risk Oversight
One of the key functions of the board is informed oversight of the Company’s risk management process. This oversight function is administered directly through the board as a whole, as well as through various standing committees of the board that address risks inherent in their respective areas of oversight. In particular, the board is responsible for monitoring and assessing strategic risk exposure and the Company’s Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of Company’s governance guidelines.
Committees of the Board of Directors
The Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. Each committee operates under a charter approved by the board. Copies of each charter are posted on the Investor Relations section of our website at https://momentus.space. In addition to these committees, the Board has a Security Committee and a Disclosure Committee as described below.
Audit Committee
The members of the Audit Committee are Linda J. Reiners, Kimberly A. Reed and Mitchel B. Kugler. Ms. Reiners is the Chair of the committee. Each member meets the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Ms. Reiners qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the Audit Committee and the board.
The Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;
•	reviewing the adequacy of the Company’s system of internal controls and the disclosure regarding such system of internal controls contained in the Company’s periodic filings;
•	pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by the Company’s independent auditors;
•	reviewing with the Company’s independent auditors their independence from management;
•	reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and the Company’s independent auditors;
•	overseeing controls governing the Company’s and its management’s public statements regarding the Company, including but not limited to the creation of a disclosure committee; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
The members of the Compensation Committee are Brian Kabot, Chris Hadfield and Mitchel B. Kugler. Mr. Kabot is the Chair of the committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee is responsible for, among other things:
•
setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation, and establishing the goals and objectives, of the other executive officers of the Company;

•	reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the board;

•	administering the Company’s cash and equity-based incentive plans that are stockholder-approved and/or where participants include the Company’s executive officers and directors; and
•	providing oversight of and recommending improvements to the Company’s overall compensation and incentive plans and benefit programs.
The Compensation Committee’s charter provides that it may delegate authority to one or more subcommittees or one or more officers of the Company. If the Compensation Committee delegates authority to an officer of the Company, such officer will not be delegated any authority that relates to the amount or form of compensation of “officers” as defined in Section 16 of the Exchange Act, which includes the authority related to the administration of compensation and incentive plans and benefit programs.
The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser to assist in the evaluation of CEO or executive officer compensation at the Company’s expense, and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
During the fiscal year ended 2023, the Compensation Committee directly engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as a compensation consultant to provide advice and recommendations on the amount and form of executive and non-employee director compensation. F.W. Cook did not provide additional services to the Company in excess of $120,000.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Victorino G. Mercado, Chris Hadfield and Kimberly A. Reed. Mr. Mercado is the Chair of the committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.
The Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying, evaluating and making recommendations to the board regarding nominees for election to the Board of Directors and its committees;
•	considering and evaluating stockholder nominees for election to the Board of Directors;
•	developing and making recommendations to the board regarding corporate governance and environmental, social and governance guidelines and matters;
•	overseeing the board’s corporate governance practices;
•
determining the desired qualifications, expertise and characteristics for potential directors, with the goal of developing an experienced and highly qualified board with a diverse background and skillset;

•	overseeing the evaluation and the performance of the board and each of its committees; and
•	contributing to succession planning.
As set out in its charter, the Nominating and Corporate Governance Committee is responsible for the consideration of stockholder-proposed director nominees for election to the board. The Company’s amended and restated bylaws, as amended, specifically provides the procedures to be followed by stockholders submitting such recommendations. For more information regarding the process and procedures stockholders are required to follow in submitting director nominees, see “Stockholder Proposals and Director Nominations other than Pursuant to Rule 14a-8” on page 33.
Security Committee
The board has a Security Committee comprised of the Security Director. The Security Committee is responsible for overseeing and monitoring Momentus’ operations to ensure that the protective measures contained in the recently terminated NSA are effectively maintained and implemented; and overseeing the development and implementation of policies and procedures to safeguard protected technical information, protected systems and protected facilities in accordance with export control regulations. For more information about the Security Committee, see above under “Corporate Governance – Security Director” on page 13.
Disclosure Committee
The members of the Disclosure Committee are Mitchel B. Kugler, Chris Hadfield, and John C. Rood. Mr. Kugler is the Chair of the committee.
The Disclosure Committee is overseen by the Audit Committee and is responsible for, among other things:
•	coordinating and overseeing the formulation, documentation and evaluation of the Company’s disclosure controls and procedures;
•
periodically reviewing and assessing the adequacy of the Company’s disclosure policy and guidelines, including without limitation the Company’s policies regarding public disclosure of material nonpublic information; and

•	reviewing drafts of certain of the Company’s disclosure documents.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been at any time one of Momentus’ officers or employees. None of Momentus’ executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving as a member of Momentus’ board or Compensation Committee.
Code of Business Conduct
The Board of Directors has adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct is available in the Corporate Governance section of the Investor Relations page on our website at www.momentus.space. In addition, we have posted on the Corporate Governance section of our website all disclosures that are required by law or Nasdaq listing standards, including any amendments to, or waivers from, any provision of the Code of Business Conduct.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of May 17, 2024:
Name	Age	Position
John C. Rood*	55	Chairperson, President and CEO
Rob Schwarz	55	Chief Technology Officer
Paul Ney	65	Chief Legal Officer and Corporate Secretary
Lon Ensler	65	Interim Chief Financial Officer
*	Mr. Rood is also a director of the Company and his biographical information appears on page 9.
Executive Officers
Rob Schwarz. Mr. Schwarz is the Chief Technology Officer (CTO) at Momentus and is responsible for the vision and technical direction of the full line of Momentus products. Mr. Schwarz has a background in spacecraft systems engineering and management, product management, and innovation. Prior to joining Momentus, Mr. Schwarz spent 20 years at Space Systems Loral (now part of Maxar) and Orbital Sciences (now part of Northrop Grumman) working on various commercial and government space projects. Mr. Schwarz was Executive Director of Systems Engineering at SSL from 2010-2015 and then moved to Product Management before becoming CTO of the Maxar Space Division in 2018. He joined Momentus in early 2020 as CTO. Mr. Schwarz holds a BS degree in Mechanical & Aerospace Engineering from Rutgers University (‘95) and a MS degree in Aeronautics and Astronautics from MIT (‘97).
Paul Ney. Mr. Ney is Momentus’ Chief Legal Officer (CLO) and Corporate Secretary. Mr. Ney has nearly four decades of public service and private law practice experience. Most recently, he was presidentially appointed and confirmed by the U.S. Senate to serve as the General Counsel of the Department of Defense. In this position, he was the Department’s chief legal officer leading a team of over 12,000 lawyers that served the Department’s more than 2.8 million military and civilian personnel, and he served as the Designated Agency Ethics Official overseeing the Department’s Standards of Conduct Office. During his tenure in the Department of Defense, the U.S. Space Force and the U.S. Space Command were established. In earlier government roles, Mr. Ney was the Principal Deputy and the acting General Counsel of the United States Department of the Navy and Chief Deputy Attorney General for the State of Tennessee. He also served as Director of the Nashville Davidson County Mayor’s Office of Economic and Community Development. Before his most recent service in the Pentagon, Mr. Ney was a partner in the law firms Trauger, Ney & Tuke, and Patterson Intellectual Property Law, P.C. He is a registered patent attorney and has more than three decades of experience litigating business, intellectual property, and commercial matters.
Lon Ensler. Mr. Ensler has served as the Interim Chief Financial Officer of Momentus since March 2024. Mr. Ensler has more than 30 years of experience as a financial executive. Since February 2019, he served as the Chief Financial Officer of Ziteo Medical, Inc., a provider of next generation molecular imaging medical devices. Prior to that, Mr. Ensler provided advisory, consulting and interim CFO services for a number of companies through his consulting firm Ensler Consulting from June 2015 through February 2019. Prior to that, Mr. Ensler served as the Chief Financial Officer of Xradia, Inc., a provider of high-tech capital equipment, from 2008 until 2015.

EXECUTIVE COMPENSATION
The Company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.
Our named executive officers (or “NEOs”) for 2023 were as follows:
John C. Rood, our Chief Executive Officer, President and Chair of the Board;
Paul Ney, our Chief Legal Officer and Corporate Secretary; and
Rob Schwarz, our Chief Technology Officer.
Certain information regarding the compensation of our NEOs for 2023 is provided on the following pages.

Summary Compensation Table
The Summary Compensation Table below summarizes the compensation paid to, awarded to, or earned by our Chief Executive Officer and our two other most highly compensated officers for the 2023 fiscal year. The footnotes to the Summary Compensation Table set forth narrative discussions of the material factors necessary to understand the information disclosed in the table.
Summary Compensation Table
Name Principal Position(s)	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)
John C. Rood Chief Executive Officer	2023	800,000	80,000	752,094	800,000	128,175(6)	2,560,269
	2022	800,000	80,000	567,642	800,000	161,779	2,409,421
	2021	333,333	633,333	9,999,997	166,667	71,476	11,204,806
Paul Ney Chief Legal Officer and Corporate Secretary	2023	450,000	—	223,838	247,500	10,349(7)	931,687
	2022	450,000	—	36,897	247,500	14,000	748,397
Rob Schwarz Chief Technology Officer	2023	350,000	—	196,977	115,500	28,870(8)	691,347
(1)
Amounts shown are amounts actually earned by the NEO during the applicable fiscal year and reflect, to the extent applicable, any salary adjustments that occurred during the year. Amounts shown are not reduced to reflect the NEO’s contributions, if any, to the Company’s 401(k) Plan.

(2)	Amounts shown in this column represent discretionary bonus compensation amounts awarded for the applicable year of service.
(3)
Amounts in this column reflect the aggregate grant date fair value of restricted stock units (“RSUs”), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by our NEOs upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(4)	Represents an annual fixed bonus amount that was earned by the NEO achieving certain pre-determined, measurable company milestones for the applicable year of service.
(5)
Includes all perquisites and other personal benefits or property, “gross ups” and other amounts reimbursed during the fiscal year and any amounts paid or accrued to any NEO pursuant to a plan or arrangement in connection with any severance obligation.

(6)	This amount includes $96,409 paid for housing expenses and $29,554 paid for employee benefits deductions for Mr. Rood.
(7)	This amount constitutes employee benefits deductions for Mr. Ney.
(8)	This amount constitutes employee benefits deductions for Mr. Schwarz.
Narrative to the Summary Compensation Table
The following is a discussion of certain terms of the employment agreements with our NEOs that we believe are necessary to understand the information disclosed in the Summary Compensation Table.
Base Salaries
The Company’s NEOs receive a base salary for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Bonuses
In fiscal year 2023, Mr. Rood, Mr. Ney, and Mr. Schwarz were eligible to earn annual cash bonuses targeted at 100%, 50%, and 30%, respectively, of their respective base salaries based on their performance, as determined by the Momentus Board of Directors.
Equity Compensation
Our Compensation Committee administers our 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and approves the amount of, and terms applicable to, grants of stock options, RSUs, and other types of equity awards to employees, including the Named Executive Officers.

The Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business.
The Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and stock bonus awards (all such types of awards, collectively, “equity awards”), although incentive stock options may only be granted to employees.
For the grant date fair values of the options and RSUs, please see the Summary Compensation Table above.
Perquisites
In 2023, Momentus provided its NEOs with benefits intended to be competitive with market practices and to motivate them to carry out their duties with respect to the Company. Some of these benefits are provided under the NEOs’ applicable employment agreements, as described below. The amount of these benefits has been included in the Summary Compensation Table in the “All Other Compensation” column.
Momentus pays the entire premiums associated with its NEOs’ medical insurance coverage; because the Company does not pay the entire premium with respect to the medical insurance coverage of employees generally, the amounts associated with the additional percentage paid by the Company have been included in the Summary Compensation Table in the “All Other Compensation” column.
The Company has established a 401(k) plan which covers all employees. Participants may make voluntary contributions to the plan subject to Internal Revenue Service limitations. The Company does not provide a matching contribution. Momentus also provides other benefits to its NEOs on the same basis as provided to all of its employees, including vacation and paid holidays.
Executive Employment Agreements
Rood Employment Agreement
On August 1, 2021, the Company entered into an employment agreement with Mr. Rood (the “Rood Employment Agreement”), pursuant to which Mr. Rood is entitled to an annual base salary of $800,000 per year and an annual target cash incentive bonus up to $800,000. Mr. Rood is also entitled to reimbursement for his commuting (including first class airfare) and temporary housing expenses from his residence to Momentus’ headquarters, as reasonably required and a gross-up payment of any income taxes withheld on such commuting and temporary housing expenses until the fourth anniversary of his start date. Mr. Rood is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Mr. Rood’s employment is “at-will” and may be terminated by either party at any time. Mr. Rood is entitled to severance payments and benefits upon a termination of his employment by Momentus without cause or by Mr. Rood for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”
Ney Employment Agreement
On September 17, 2021, the Company entered into an employment agreement with Mr. Ney (the “Ney Employment Agreement”), pursuant to which Mr. Ney is entitled to an annual base salary of $450,000 and an annual target bonus equal to 50% of his base salary. Mr. Ney is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Mr. Ney’s employment is “at-will” and may be terminated by either party at any time. Mr. Ney is entitled to severance payments and benefits upon a termination of his employment by Momentus without cause or by Mr. Ney for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”
The equity awards of the NEOs are granted under the Equity Incentive Plan.

Potential Payments Upon Termination or Change in Control
Rood Employment Agreement
Under the Rood Employment Agreement, if Mr. Rood’s employment is terminated by Momentus without “cause” or by Mr. Rood for “good reason” (as such terms are defined in the Rood Employment Agreement) and Mr. Rood executes a release of claims, Mr. Rood will be entitled to (i) the aggregate amount of his base salary and target annual bonus, payable over a 12-month period from the date of his termination; (ii) a lump sum cash payment equal to his prorated annual bonus for the fiscal year during which Mr. Rood is terminated, based on actual performance; (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage; and (iv) his outstanding unvested equity awards will vest as to that number of shares or units that would have vested had Mr. Rood remained employed until the 12-month anniversary of his termination date.
In addition, the Rood Employment Agreement provides that if Mr. Rood’s employment is so terminated in the period beginning three months prior to and ending 24 months following a “change in control” (as defined in the Rood Employment Agreement) and Mr. Rood executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) a lump sum cash payment equal to 150% of his prorated annual bonus for the fiscal year during which Mr. Rood is terminated based on actual performance, (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) that date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage, and (iv) his outstanding unvested equity awards subject to time vesting will vest in full; provided, that, if Mr. Rood remains employed through the consummation of the change in control and the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue such equity awards at the time of the change in control, his equity awards will vest in full immediately prior to, and contingent upon, the consummation of such change in control.
Ney Employment Agreement
Under the Ney Employment Agreement, if Mr. Ney’s employment is terminated by Momentus without “cause” (as defined in the Ney Employment Agreement) or due to Mr. Ney’s resignation for Good Reason (as defined in the Ney Employment Agreement), and Mr. Ney executed as release of claims and abides by the restrictive covenants set out in the Ney Employment Agreement, Mr. Ney will be entitled to (i) severance pay which will total in the aggregate an amount equal to (a) 6 months of his base salary as in effect immediately prior to termination, plus (b) his annual cash bonus as in effect immediately prior to termination, paid at 100% of its target amount, but prorated based on the days elapsed in such calendar year through termination. The aforementioned payments will be payable over a period of 6 months from termination. Further, Mr. Ney’s 2021 equity award of RSUs, to the extent then outstanding and unvested, shall vest in full. A Change in Control (as defined in the Ney Employment Agreement), will also trigger full vesting of Mr. Ney’s equity award.

Outstanding Equity Awards at Fiscal-Year End
The following table provides information about the number of outstanding equity awards held by our NEOs on December 31, 2023.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested(1)
John C. Rood	4,531(2)	3,240(2)	$127.00	March 20, 2032	25,200(2)	$43,596
					8,889(3)	$15,378
					9,167(4)	$15,859
Paul Ney	294(5)	211(5)	$127.00	March 20, 2032	7,500(5)	$12,975
					578(6)	$1,000
					2,750(7)	$4,758
Rob Schwarz	1,132(8)	810(8)	$127.00	March 20, 2032	6,600(8)	$11,418
	7,096(10)	309(10)			2,222(9)	$3,955
	73(11)	4(11)
(1)	Amounts in this column are based upon a fair market value of $1.73 per share which was the closing price of our Class A common stock on December 29, 2023.
(2)
Mr. Rood was granted 7,771 stock options on March 20, 2022, which vest in equal quarterly installments on June 20, September 20th, December 20th and March 20th following the grant date over three years, subject to Mr. Rood’s continued employment through each such vesting date. Mr. Rood was also granted 25,200 RSUs on March 23, 2023, which vest in three equal annual installments from the grant date, subject to Mr. Rood’s continued employment through each such vesting date.

(3)	Mr. Rood was granted 13,333 RSUs on March 20, 2022, which vest in three equal annual installments from the grant date, subject to Mr. Rood’s continued employment through each such vesting date.
(4)
Mr. Rood was granted 18,331 RSUs on November 8, 2021, 6.25% of which vested on November 20, 2021, 18.75% of which vested on August 20, 2022, and 25% of which will vest on August 20 in each of 2023, 2024 and 2025, subject to Mr. Rood’s continued employment through each such vesting date.

(5)
Mr. Ney was granted 505 stock options on March 20, 2022, which vest in equal quarterly installments on June 20th, September 20th, December 20th and March 20th following the grant date over three years, subject to Mr. Ney’s continued employment through each such vesting date. Mr. Ney was also granted 7,500 RSUs on March 20, 2023, which vest in three equal annual installments from the grant date, subject to Mr. Ney’s continued employment through each such vesting date.

(6)	Mr. Ney was granted 866 RSUs on March 20, 2022, which vest in three equal annual installments from the grant date, subject to Mr. Ney’s continued employment through each such vesting date.
(7)
Mr. Ney was granted 5,499 RSUs on November 8, 2021, which vest in equal annual installments following the grant date over four years, subject to Mr. Ney’s continued employment through each such vesting date.

(8)
Mr. Schwarz was granted 1,942 stock options on March 20, 2022, which vest in equal quarterly installments on June 20, September 20th, December 20th and March 20th following the grant date over three years, subject to Mr. Schwarz’s continued employment through each such vesting date. Mr. Schwarz was also granted 6,600 RSUs on March 23, 2023, which vest in three equal annual installments from the grant date, subject to Mr. Schwarz’s continued employment through each such vesting date.

(9)	Mr. Schwarz was granted 3,333 RSUs on March 20, 2022, which vest in three equal annual installments from the grant date, subject to Mr. Schwarz’s continued employment through each such vesting date.
(10)	Mr. Schwarz was granted 7,405 stock options on February 22, 2020, 25% of which vested on February 3, 2021 and 75% of which vested on February 3, 2024.
(11)	Mr. Schwarz was granted 77 stock options on June 15, 2020, 25% of which vested on February 3, 2021 and 75% of which vested on February 3, 2024.

DIRECTOR COMPENSATION
Director Compensation Policy
The Company adopted a non-employee director compensation policy to govern the Board of Directors. The policy is designed to attract and retain high quality non-employee directors by providing competitive compensation and align their interests with the interests of stockholders through equity awards. It will cover the compensation of all roles on the Board of Directors other than the Security Director and the Chairperson of the Security Committee.
Specifically, the policy provides for the following annual cash retainers, which will be payable quarterly in arrears and pro-rated for partial quarters of service:
Annual Board Member Service Retainer
•	All Outside Directors: $100,000
•	Outside Director serving as Chairperson: $60,000 (in addition to above)
•	Outside Director serving as Lead Independent Director: $30,000 (in addition to above)
Annual Committee Member Service Retainer
•	Member of the Audit Committee: $20,000
•	Member of the Compensation Committee: $15,000
•	Member of the Disclosure Committee: $15,000
•	Member of the Nominating and Corporate Governance Committee: $10,000
Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)
•	Chairperson of the Audit Committee: $30,000
•	Chairperson of the Compensation Committee: $22,500
•	Chairperson of the Disclosure Committee: $22,500
•	Chairperson of the Nominating and Corporate Governance Committee: $15,000
Equity Compensation
Non-employee directors will receive annual RSU grants under the Equity Incentive Plan on the date of the Company’s Annual Meeting of Stockholders which will vest, subject to continuous service through the applicable vesting date:
•	RSUs initially valued at $350,000 upon initial election or appointment to board, which will vest in three equal annual installments from the date of grant; and
•
An additional 120,000 RSUs annually, which will vest upon the earlier of the first anniversary of the date of grant or the day before the next annual stockholder meeting, prorated for partial years of service (including the initial year of service).

Accelerated Vesting
The vesting of the RSU grants will accelerate in full if the non-employee director remains in continuous service until immediately prior to such director’s: (i) death, (ii) “disability,” or (iii) the closing of a “change in control” transaction (as “disability” and “change in control” are defined in the Equity Incentive Plan).
Other Terms
To avoid adverse tax consequences to non-employee directors who reside outside of the United States, the board, in its sole discretion, may provide for non-statutory stock options of equal value in lieu of RSU grants, which will have a term of ten years from the date of grant and an exercise price per share equal to 100% of the fair market value of the underlying Class A common stock on the date of grant. All other terms and conditions that apply to RSU grants under the non-employee director compensation policy will apply to such options.

If permitted by the Company, a non-employee director may elect to defer cash retainers and/or RSU awards prior to being earned into deferred stock units of the Company, which shall settle upon the earlier to occur of the director’s “separation from service” as defined in the Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended, or the date determined by the Company.
The Company will reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, Board of Directors and committee meetings, provided they are reimbursed in accordance with the Company’s travel and expense policy.
Security Director and Chairperson of Security Committee
In addition to compensation under the non-employee director compensation policy, Victorino G. Mercado, as the Security Director and the Chairperson of the Security Committee, will receive additional compensation pursuant to the terms of his offer letter. Mr. Mercado will receive an annual cash retainer of $50,000, payable quarterly in arrears and pro-rated for partial quarters of service.
Compensation of Directors
The following table provides information about the compensation of directors for the fiscal year ended December 31, 2023. John C. Rood is compensated outside of the director compensation framework, as specified further in “Executive Compensation – Summary Compensation Table.”
Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Brian Kabot	[•]	38,160	[•]
Chris Hadfield	[•]	38,160	[•]
Kimberly A. Reed	[•]	38,160	[•]
Linda J. Reiners	[•]	38,160	[•]
Mitchel B. Kugler	[•]	38,160	[•]
Victorino G. Mercado	[•]	38,160	[•]
(1)
Amounts in this column reflect compensation earned in 2023 for service as a member of the board and reflect the aggregate grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by our directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(2)
As of December 31, 2023, our non-employee directors held 15,732 outstanding RSUs each, which represents (i) 1,332 RSUs granted on October 18, 2021 which vests in three equal installments on the first, second and third anniversaries of August 12, 2021, and (ii) 14,400 RSUs granted on May 31, 2022 which vests in full on May 29, 2023, subject to the director’s continued services as a member of the Board of Directors through such vesting dates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information known to us regarding the beneficial ownership of our Class A common stock as of May 9, 2024 for each of our NEOs, executive officers, directors, all executive officers and directors as a group and each person known by us to be the beneficial owner of more than 5% of our Class A common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of RSUs, within 60 days of May 9, 2024. Class A common stock subject to warrants or options that are currently exercisable or exercisable within 60 days of May 9, 2024 or subject to RSUs that vest within 60 days of May 9, 2024 are considered outstanding and beneficially owned by the person holding such warrants, options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Momentus Inc., 3901 N. First Street, San Jose, California 95134. The percentage of beneficial ownership of our shares of Class A common stock is calculated based on 16,625,904 shares of Class A common stock outstanding as of May 9, 2024.
Name and Address of Beneficial Owners	Number of Shares	%(1)
5% Stockholders:
None	—	—
Directors and Executive Officers:
John C. Rood	36,573 (2)	*%
Chris Hadfield	7,451	*%
Brian Kabot	37,457(3)	*%
Mitchel B. Kugler	7,450	*%
Victorino G. Mercado	6,787	*%
Kimberly A. Reed	7,451	*%
Linda J. Reiners	7,451	*%
Rob Schwarz	27,282(4)	*%
Paul Ney	6,094(5)	*%
Lon Ensler	—	*%
Directors and executive officers as a group (10 individuals)(6)	143,996	*%
*	Less than one percent.
(1)
The aggregate percentage of shares of Class A common stock reported to be beneficially owned by each person named is determined in accordance with the rules of the SEC and is based on 16,625,904 shares of Class A common stock of the Company outstanding as of May 9, 2024.

(2)	Consists of (i) [•] shares of Class A common stock and (ii) [•] shares of Class A common stock issuable upon the exercise of options.
(3)
Represents 3,782 shares of Class A common stock held by Brian Kabot directly. The Schedule 13D/A filed with the SEC by SRC-NI Holdings, LLC, the sponsor entity of Stable Road Acquisition Corp. (the “Sponsor”), on February 11, 2022 (the “Sponsor Schedule 13D/A”), indicated that Mr. Kabot, Juan Manuel Quiroga and Edward K. Freedman are the three managing members of the Sponsor, the majority approval of whom is required to approve an action of the Sponsor. As a result, none of the aforementioned individuals are deemed to be beneficial owners of the Sponsor’s securities, which, based on the Sponsor Schedule 13D/A, total 28,750 shares of Class A common stock in sole voting power and sole investment power. The Sponsor Schedule 13D/A specifies that the Sponsor is not a member of a group.

(4)	Consists of (i) [•] shares of Class A common stock and (ii) [•] shares of Class A common stock issuable upon the exercise of options.
(5)	Consists of (i) [•] shares of Class A common stock and (ii) [•] shares of Class A common stock issuable upon the exercise of options.
(6)
This includes directors, nominees and current executive officers. Eric Williams is not included in this calculation because he resigned from the Company after the 2023 fiscal year but before the date of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Compensation arrangements with our NEOs and directors are described elsewhere in this proxy statement.
See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our securities held by our control persons.
Other than the foregoing, the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amounts involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements
Our second amended and restated certificate of incorporation, as amended, contains provisions limiting the liability of executive officers and directors, and our amended and restated bylaws, as amended, provide that the Company will indemnify each of its officers and directors to the fullest extent permitted under Delaware law.
We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of the Company’s directors or executive officers to the fullest extent permitted by Delaware law, our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.
Related Party Transactions Policy
Our related party transactions written policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the Audit Committee, or other independent members of the board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation (including final approval of audit and other fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Frank, Rimerman + Co. LLP (“Frank, Rimerman”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024, including the audit of our internal control over financial reporting. Representatives of Frank, Rimerman are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.
The Audit Committee annually reviews Frank, Rimerman’s independence and performance in deciding whether to retain Frank, Rimerman or engage an alternative independent auditor. As part of this review, the Audit Committee, among other factors, considers the following:
•	Frank, Rimerman’s historical and recent performance, including input from Audit Committee members, other independent directors and our management.
•	Frank, Rimerman’s expertise and qualifications in serving as independent auditor for our different business operations.
•	A review of Frank, Rimerman’s known legal risks and any significant legal or regulatory proceedings in which it is involved.
•	Other information on audit quality and performance including recent Public Company Accounting Oversight Board (the “PCAOB”) reports on Frank, Rimerman and its peer firms.
•
Frank, Rimerman’s tenure as our independent auditor, periodic rotation of the lead partner and engagement quality review partner, and the benefits of continuity of members of the engagement team. Continuity provides institutional knowledge and experience in performing the audit of the Company.

•	Frank, Rimerman’s conclusion that they are independent with respect to serving as our independent auditor.
In addition to Frank, Rimerman’s conclusion that they are independent, the Audit Committee believes that Frank, Rimerman is independent and that there are controls and processes that help ensure such independence including the following: (a) Audit Committee oversight of Frank, Rimerman includes at least four private meetings each year and an additional four private meetings with the Audit Committee Chair prior to each quarterly Audit Committee meeting; (b) Audit Committee interaction with, and review of, the industry and other qualifications of the lead partner and of the concurring partner including periodic rotation of such partners; (c) oversight of non-audit services that require preapproval by the Audit Committee precludes certain non-audit services and determines that Frank, Rimerman is an appropriate service provider; (d) discussions with Frank, Rimerman regarding their internal system of quality control including the firm’s internal quality reviews and procedures for maintaining independence with regard to audit clients; and (e) the overall regulatory framework and regulations and requirements of the PCAOB and the SEC that Frank, Rimerman is subject to as an independent registered public accounting firm.
We are asking you to ratify the selection of Frank, Rimerman as our independent registered public accounting firm for the 2024 fiscal year. Although ratification is not required by our amended and restated bylaws, as amended, or otherwise, the board is submitting the selection of Frank, Rimerman to our stockholders for ratification because we value your views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Audit Committee Report
The Audit Committee annually reviews the performance of its duties under its charter. The charter complies with all current regulatory requirements, including requirements pertaining to the Nasdaq listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.
In 2023, the Audit Committee held 4 meetings. The Audit Committee’s meeting agendas are established by the Audit Committee Chair, Linda J. Reiners. The Audit Committee met with the senior members of the Company’s financial management team prior to each meeting.
As previously reported on the Company’s Current Report on Form 8-K, dated July 25, 2023, on July 19, 2023, the Company was informed by Armanino LLP (“Armanino”), the Company’s then independent registered public accounting firm, that Armanino would resign as the Company’s independent registered public accounting firm effective as of the filing of the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2023 (the “Q3 Form 10-Q”). Armanino advised the Company that its decision to resign was due to Armanino’s transition away from providing financial statement audit services to public companies. In light of Armanino’s determination, the Audit Committee initiated a process to select a new accounting firm to serve as the Company’s independent registered public accountant commencing with the audit of the Company’s financial statements for the fiscal year ended December 31, 2023. The Company filed the Q3 Form 10-Q on November 14, 2023, at which time Armanino’s resignation became effective.
On December 2, 2023, the Audit Committee appointed Frank, Rimerman to serve as the principal accountant to audit the Company’s financial statements.
Armanino audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021. The reports of Armanino on the financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 31, 2022 and 2021, and through the interim period ended March 31, 2023, there were no disagreements between the Company and Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s fiscal years ended December 31, 2022 and 2021, and the interim period ended March 31, 2023, Armanino did not advise the Company of any “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with respect to the Company.
During the fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through September 30, 2023, the Company has not consulted with Frank, Rimerman regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).
The Audit Committee appointed Frank, Rimerman as the Company’s independent registered public accounting firm for the year ended December 31, 2023, and reviewed with the Company’s financial managers, the independent registered public accounting firm, and the Company’s internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of the Company’s financial reporting.
The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. As the Company’s independent registered public accounting firm, Frank, Rimerman is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence from the Company and its management, and the Audit Committee has discussed with the independent registered public accounting firm such independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.
Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC.
The Audit Committee is comprised of the following members: Linda J. Reiners, Kimberly A. Reed and Mitchel B. Kugler.
Independent Auditor’s Fees
The following table presents fees for professional services rendered by Armanino, our former independent registered public accounting firm, for fiscal years ended December 31, 2023 and 2022, and by Frank, Rimerman, our independent registered public accounting firm, for fiscal year ended December 31, 2023.
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by independent auditors as provided under the Audit Committee charter. All audit, audit-related and tax services during the years ended December 31, 2023 and 2022 were pre-approved by the Audit Committee.
	Frank, Rimerman 2023	Armanino 2023	Armanino 2022
Audit Fees	$—	$358,405	$470,961
Audit-Related Fees	$—	$—	$—
Aggregate Non-Audit Fees:
Tax Fees	$—	$119,404	$144,417
All Other Fees	$—	$266,174	$83,195
Total Aggregate Non-Audit Fees	$—	$385,578	$227,612
Total Fees	$ —	$743,994	$698,573
Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.
All other fees would include fees for products and services other than the services reported above.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to ratify the selection of Frank, Rimerman as our independent registered public accounting firm for the 2024 fiscal year.

Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast. Proposal 2 for the ratification of the selection of Frank, Rimerman as our independent registered public accounting firm is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

PROPOSAL 3 - WARRANT REPRICING PROPOSAL
General
Momentus is asking stockholders to approve, in accordance with Nasdaq Listing Rule 5635(d), the repricing of certain existing warrants of the Company (the “Warrant Repricing Proposal”). As previously disclosed, on March 7, 2024, we closed a transaction with an institutional investor as the purchaser (the “Investor”) in which we sold, and the Investor purchased, in a registered direct offering (i) an aggregate of 1,320,000 shares of the Company’s Class A common stock, at a purchase price of $0.865 per share of Class A common stock and one March 2024 Warrant (as defined below), (ii) in lieu of Class A common stock, at the election of the Investor, pre-funded warrants to purchase 3,304,280 shares of Class A common stock, at a purchase price of $0.86499 per pre-funded warrant, and (iii) warrants to purchase 4,624,280 shares of Class A common stock (the “March 2024 Warrants”), pursuant to the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement”) that we entered into with the Investor.
Additionally, the Securities Purchase Agreement provides for a warrant repricing transaction (the “Warrant Repricing Transaction”) with respect to warrants to purchase up to 3,687,000 shares of the Company’s Class A common stock initially issued by the Company to the Investor on January 17, 2024 (the “January 2024 Warrants”). The Securities Purchase Agreement requires the Company, among its other obligations, to hold a meeting of stockholders by June 5, 2024 to request stockholder approval of the Warrant Repricing Transaction (the “Stockholder Approval”) for a reduction of the exercise price from $0.96 per share to $0.74 per share and an extension of the termination date of the January 2024 Warrants to five years following the date on which the Company receives the Stockholder Approval.
If the Stockholder Approval is not obtained at the Annual Meeting, then the Company will be required to call another meeting of stockholders every sixty days thereafter to seek the Stockholder Approval until the earlier of the date Stockholder Approval is achieved and July 17, 2024, which is the date that is six months after the January 17 2024 issuance date of the January 2024 Warrants. If Stockholder Approval is not obtained by July 17, 2024, then automatically and without any approval of stockholders (i) the exercise price of the January 2024 Warrants will be reduced (if and only if such new exercise price on the repricing date is lower than the exercise price of the January 2024 Warrants then in effect) to be the Minimum Price (as defined below) of the Class A Stock on July 17, 2024, and (ii) the termination date of the January 2024 Warrants will be extended to January 17, 2029.
The January 2024 Warrants and the March 2024 Warrants both provide that the Investor will not have the right to exercise any portion of such warrants if the exercise would cause (i) the aggregate number of shares of our Class A common stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the Investor, 9.99%) of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the Investor, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.
The Company previously solicited stockholder approval in connection with a similar warrant repricing transaction with respect to warrants to purchase up to 5,808,538 shares of the Company’s Class A common stock initially issued by the Company to the Investor on November 9, 2023 (the “November 2023 Warrants”). The Company called to order a special meeting of stockholders on March 15, 2024 (the “March Special Meeting”) to hold a vote on the repricing transaction of the November 2023 Warrants, however there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute a quorum at the March Special Meeting. Due to lack of quorum, the Company later cancelled the adjourned March Special Meeting and therefore, automatically and without any approval of stockholders, (i) the exercise price of the November 2023 Warrants was reduced to be the Minimum Price (as defined below) of the Class A Stock on May 9, 2024, and (ii) the termination date of the November 2023 Warrants was extended to May 9, 2029.

Nasdaq Stockholder Approval Requirement
Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price” as provided in Nasdaq Listing Rule 5635(d)).
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Warrant Repricing Proposal. For purposes of the approval of this Warrant Repricing Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE WARRANT REPRICING PROPOSAL.

Stockholder Proposals and Director Nominations for Inclusion in the 2025 Proxy Statement
In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting of stockholders in 2025, a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company no later than [DATE], 2024, and must comply with the requirements of Rule 14a-8 under the Exchange Act. Written requests for inclusion should be addressed to: Momentus Inc., 3901 N. First Street, San Jose, California 95134, Attention: Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.
Stockholder Proposals and Director Nominations other than Pursuant to Rule 14a-8
If a stockholder wishes to present a proposal or to nominate one or more directors at our 2025 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance written notice in accordance with the Company’s amended and restated bylaws, as amended. Under the amended and restated bylaws, as amended, any stockholder of record of the Company entitled to vote for the election of directors may nominate candidates for election to the board or present other business at an annual meeting if a written notice is received by the Corporate Secretary at the Company’s principal executive offices no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) name, age, business address and residence; (b) principal occupation or employment; (c) class, series and number of any shares of stock of the Company that are beneficially owned or owned of record; (d) the date or dates such shares specified in subsection (c) were acquired and the investment intent of such acquisitions; (e) whether such person meets the independence requirements under Nasdaq listing rules; and (f) all other information that would be required to be disclosed in solicitations of proxies for election of directors pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations thereunder; (ii) as to any other business to be brought before the meeting, (a) a brief description of the business to be brought before the meeting; (b) the text of the proposal or business; (c) the reasons for conducting such business; and (d) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, including any anticipated benefit of the proposing stockholder; and (iii) as to the stockholder providing notice, (a) name and address of the stockholder providing notice; (b) class or series and number of shares of stock of the Company that are directly or indirectly owned of record or beneficially owned by such stockholder; (c) any derivative interest in the Company’s equity securities; (d) any other material relationship between such stockholder and the Company or an affiliate or principal competitor of the Company; (e) all other information that would be required to be disclosed in solicitations of proxies for election of directors pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations thereunder; (f) the stockholder’s written consent to public disclosure of the information provided to the Company under the amended and restated bylaws, as amended; (g) a complete written description of any agreement or arrangement between the stockholder, any of its affiliates or associates and any other person acting in concert with the foregoing persons; (h) a representation that the stockholder is the stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (i) a representation regarding whether the stockholder intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal; and (j) any proxy, contract, arrangement or relationship pursuant to which the stockholder has a right to vote, directly or indirectly, any shares of any security of the Company.
Based on the date of this year’s Annual Meeting, to be timely, a stockholder’s notice of director nominations or other stockholder proposals for submission to the Company’s annual meeting of stockholders without inclusion in the Company’s 2025 proxy statement must be received no earlier than February 26, 2025 and no later than March 27, 2025. Unless such notice is received at the Company’s corporate headquarters by its Corporate Secretary within the foregoing dates, such matter will be brought before the meeting only in the Company’s discretion, and proxies with respect to such matter will confer voting authority only if such matter comes before the meeting.

MOMENTUS INC.
3901 N. FIRST STREET
SAN JOSE, CA 95134

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MNTS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V51730-P13711 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOMENTUS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect to the Board of Directors the two nominees set forth in the accompanying proxy materials for a two year term, or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Chris Hadfield
02) John C. Rood

To elect to the Board of Directors the two nominees set forth in the accompanying proxy materials for a three year term, or until their successors are duly elected and qualified.

Nominees:

03) Victorino G. Mercado
04) Linda J. Reiners

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V51731-P13711

MOMENTUS INC.
Annual Meeting of Shareholders
June 25, 2024 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Rood and Paul Ney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of MOMENTUS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on June 25, 2024, at the virtual annual meeting to be held at www.virtualshareholdermeeting.com/MNTS2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side